UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2012

SOUTHERN STATES SIGN COMPANY
(Exact Name of Registrant as Specified in Charter)

Nevada	26-3014345
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1450 Broadway, 39th Floor New York, NY 10018	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 201-9863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Southern States Sign Company (the “Company”) has received a letter from Riccardo Curcio Valentini dated August 2, 2012 (the “Letter”), notifying the Company that Mr. Valentini has resigned from the Company’s board of directors and from the positions of General Manager and Acting Chief Financial Officer effective as of August 2, 2012.

In the Letter, Mr. Valentini indicated that he has had difficulty in obtaining accounting information in order to complete his duties as Acting Chief Financial Officer.  The continuing director of the Company strongly disagrees with Mr. Valentini’s assessment of the Company or its accounting policies set forth in the Letter and the Company disputes all allegations set forth in the Letter.

A copy of the Letter is attached to this report as Exhibit 17.1 and is incorporated herein by reference.

(c) Effective August 2, 2012, the sole director of the Company appointed Fillipo Fucile as Principal Financial Officer of the Company.  Mr Fucile, who is 47 years old, is a chartered professional accountant in Rome, Italy and received a degree in Economics at LUISS University of Rome and a Master of Science in Economics at the London School of Economics in the United Kingdom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Letter of resignation from Riccardo Curcio Valentini.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern States Sign Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STATES SIGN COMPANY

/s/ Antonio Conte
Antonio Conte
President and Chief Executive Officer

Dated: August 6, 2012